THIRD AMENDMENT TO LEASE

THIS THIRD AMENDMENT TO LEASE ("Amendment"), is made and entered into this 20 day of January, 2004, between **CarrAmerica Realty Corporation**, a Maryland corporation, as Landlord, and **Applied Signal Technology, Inc.**, a California corporation, as Tenant.

WHEREAS, by written Lease dated July 1, 1999 as amended by the First Amendment to Lease dated November 30, 1999, and as further amended by Second Amendment to Lease dated March 16, 2000 (collectively, the "Lease"), Landlord leased to Tenant those certain Premises consisting of approximately 10,962 rentable square feet and commonly known as a portion of Building A, 22867 NW Bennett Street, Hillsboro, Oregon (the "Premises"), and located within a project commonly known as Sunset Corporate Park Phase I (the "Project"); and

WHEREAS, the parties now desire, among other things, to reduce the Base Rent for the final nine months of the current term, and to extend the term of the Lease;

NOW, THEREFORE, in consideration of the foregoing and the mutual terms and conditions contained herein, the parties agree as follows:

1. Extension of Term. The parties hereby extend the Term of the Lease for sixty (60) months, through and until October 31, 2009.

2. Base Rent. Base Rent for the remaining Term of the Lease shall be as follows:

Period	Monthly Base Rent	Annual Base Rent	Rent Per Square Ft.
February 1, 2004 to October 31, 2005	$8,221.50	$98,658.00	$9.00
November 1, 2005 to October 31, 2006	$8,468.15	$101,617.74	$9.27
November 1, 2006 to October 31, 2007	$8,723.93	$104,687.10	$9.55
November 1, 2007 to October 31, 2008	$8,970.57	$107,646.84	$9.84
November 1, 2008 to October 31, 2009	$9,262.89	$111,154.68	$10.14

3. Tenant Improvement Allowance. Landlord shall deliver Tenant a check in the amount of Fifty Four Thousand Eight Hundred Ten and 00/100ths Dollars ($54,810.00) in conjunction with the full execution of this Amendment for Tenant's use in the construction of Tenant improvements or payment of rent.

4. Extension Options.

4.1. Subject to Sections 4.2 and 4.3 below, Tenant may at its option extend the Term of this Lease for the Premises for two (2) periods of three (3) years (each a "Renewal Term") upon the same terms contained in this Lease. Tenant shall have no additional extension options.

The Base Rent during the Renewal Terms shall be the greater of (i) the Base Rent applicable to the last day of the final Lease Year prior to the applicable Renewal Term, or (ii) the then prevailing market rate for a comparable term commencing on the first day of the Renewal Term for tenants of comparable size and creditworthiness for comparable space in the Building and other first class office buildings in the vicinity of the Building as reasonably determined by Landlord.

4.2. To exercise its option, Tenant must deliver an initial non-binding notice to Landlord not less than six (6) months prior to the proposed commencement of the applicable Renewal Term. At some point between fifth (5th) and seventh (7th) months prior to the proposed commencement of the applicable Renewal Term, Landlord shall calculate and inform Tenant of the Base Rent for the Premises. Such calculation shall be final and shall not be recalculated at the actual commencement of the Renewal Term if any. Tenant shall give Landlord final binding notice of intent to exercise its option to extend within fifteen (15) days after receiving Landlord's calculation of Base Rent. If Tenant fails to give either its initial non-binding notice or its final binding notice timely, Tenant will be deemed to have waived its option to extend.

4.3. Tenant's option to extend this Lease is subject to the conditions that: (i) on the date that Tenant delivers its final binding notice exercising its option to extend, Tenant is not in default under this Lease after the expiration of any applicable notice and cure periods, and (ii) Tenant shall not have assigned this Lease, or sublet any portion of the Premises under a sublease which is in effect at any time during the final 12 months prior to the applicable Renewal Term.

5. Brokers. Landlord and Tenant hereby acknowledge that Landlord's broker with respect to this Amendment is Cushman & Wakefield of Oregon, Inc., and that Tenant's broker with respect to this Amendment is Colliers International.

6. No Other Modifications. Except as expressly set forth herein, the parties' Lease, as previously amended, shall remain unmodified and shall continue in full force and effect.

IN WITNESS WHEREOF, the parties have executed this ~~Second~~ Third (S.C.W) Amendment to Lease effective as of the date first written above.

LANDLORD:

CarrAmerica Realty Corporation, a Maryland corporation

By: [signature]

Name: Clete Casper

Title: Managing Director

Dated: January 23, 2004

TENANT:

Applied Signal Technology, Inc., a California corporation

By: [signature]

Name: Gary L. Yancey

Title: President / CEO

Dated: 20 Jan. 2004

[Acknowledgments on following page]

STATE OF WASHINGTON)
) ss.
COUNTY OF KING)

On this 23rd day of January, 2004 (S.C.W), before me, the undersigned, a Notary Public in and for the State of Washington, duly commissioned and sworn as such, personally appeared to me Clete Casper, known as the Managing Director of CarrAmerica Realty Corporation, the corporation that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument, and that the seal affixed is the corporate seal of said corporation.

WITNESS my hand and official seal the day and year in this certificate first above written.

SUSAN C. WELLS
COMMISSION EXPIRES
NOTARY PUBLIC
8-2-06
STATE OF WASHINGTON

Printed Name: Susan C. Wells
NOTARY PUBLIC in and for the State of Washington
residing at Bellevue, WA
My commission expires: 08-02-06

STATE OF CALIFORNIA)
) ss.
COUNTY OF SANTA CLARA)

On this 20 day of January, 2004 (9th), before me, the undersigned, a Notary Public in and for the State of California, duly commissioned and sworn as such, personally appeared to me Gary L. Yancey, known as the CEO of Applied Signal Technology, Inc., the corporation that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument, and that the seal affixed is the corporate seal of said corporation.

WITNESS my hand and official seal the day and year in this certificate first above written.

Printed Name: Juanita Hebert *Juanita Hebert*
NOTARY PUBLIC in and for the State of California
residing at 400 West Calif. Ave., Sunnyvale, CA 94086
My commission expires: 8/20/2005

JUANITA HEBERT
Commission # 1314810
Notary Public - California
Santa Clara County
My Comm. Expires Aug 20, 2005